As filed with the Securities and Exchange Commission on May 8, 2007

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________________

UNIVERSAL POWER GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	75-1288690
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

Universal Power Group, Inc.
1720 Hayden Road
Carrollton, Texas 75006
(469) 892-1122
(469) 892-1201 (Facsimile)
(Address, including zip code, and telephone number, including area code, of principal executive offices)
__________________________________

Universal Power Group, Inc. 2006 Stock Option Plan
(Full title of the plan)
__________________________________

Randy Hardin
Chief Executive Officer
Universal Power Group, Inc.
1720 Hayden Road
Carrollton, Texas 75006
(469) 892-1122
(469) 892-1201 (Facsimile)
(Name and address, including zip code, and telephone number, including area code, of agent for service)
__________________________________

Please send copies of all communications to:

Joel J. Goldschmidt, Esq.
Morse, Zelnick, Rose & Lander LLP
405 Park Avenue
Suite 1401
New York, New York 10022
(212) 838-8269
(212) 838-9190 Facsimile
__________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $.01 per share	1,187,500 shares	$7.00	(3)	$8,312,500.00	$255.19
Common stock, par value $.01 per share	312,500 shares	$4.72	(4)	$1,475,000.00	$45.29
Total	1,500,000 shares			$9,787,500.00	$300.48

(1)    Covers 1,500,000 shares issuable under the Universal Power Group, Inc. 2006 Stock Option Plan, as amended (the "Plan"), of which 1,187,500 shares underlie options previously granted that are currently exercisable at a price equal to that of the shares sold at the initial public offering.

(2)    Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)    Calculated in accordance with Rule 457(h) based on the initial public offering price at which outstanding options may be exercised.

(4)    Estimated pursuant to Rule 457(c) and (h) under the Act, solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Common Stock on the American Stock Exchange on May 2, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Universal Power Group, Inc. (the "Company") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

(a)

The Company's registration statement on Form S-1 (Registration No. 333-137265), originally filed September 12, 2002 and amended on September 14, October 26, November 30, December 13, December 14, December 15 and December 18, 2006.

(b)	The Company's final prospectus filed pursuant to Rule 424(b) of the Securities Act on December 22, 2006 (the "Prospectus").

          All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

          Not applicable.

Item 5.    Interests of Named Experts and Counsel.

          Not applicable.

Item 6.    Indemnification of Directors and Officers.

          Our amended and restated articles of incorporation provide generally that we shall indemnify and hold harmless each of our directors and executive officers and may indemnify any other person acting on our behalf in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. For example, we will not indemnify any person from or against expenses, liabilities, judgments, fines, penalties or other payments resulting from:

  an administrative proceeding in which civil money penalties are imposed by an appropriate regulatory agency; or
  other matters for which the person is determined to be liable for willful or intentional misconduct in the performance of his or her duty to the corporation, unless and only to the extent that a court shall determine indemnification to be fair despite the adjudication of liability.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to our amended and restated articles of incorporation, bylaws and the Texas Business Corporation Law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

          In addition, to the extent that indemnification for liabilities arising under the Securities Act of 1933, may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          Our amended and restated articles of incorporation also limit the personal liability of our directors and officers in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s or officer’s acts or omissions while acting in a capacity as a director or officer, with certain exceptions. Consistent with the Texas Business Corporation Act, our amended and restated articles of incorporation do not limit the personal liability of our directors and officers in connection with:

  a breach of a director’s duty of loyalty to the corporation or its shareholders;

  an act or omission not in good faith that constitutes a breach of the duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

  a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or

  an act or omission for which the liability of a director is expressly provided for by statute.

          Our amended and restated articles of incorporation also contain a provision that, in the event that Texas law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the corporation will be eliminated or limited to the fullest extent permitted by law. Our amended and restated articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 7.    Exemption from Registration Claimed.

          Not applicable.

Item 8.    Exhibits.

          The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Exhibit
3(i)	Amended and Restated Certificate of Formation (including Amended and Restated Articles of Incorporation) of Registrant (incorporated by reference to Exhibit 3(i) to the registration statement filed by Registrant on Form S-1 (Registration No. 333-137265) originally filed with the SEC on September 12, 2006 (the “S-1 Registration Statement”))
3(ii)	Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3(ii) to the S-1 Registration Statement)
4.1	Specimen stock certificate (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement)
5.1	Opinion of Morse, Zelnick, Rose & Lander LLP
10.1(a)	Universal Power Group, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit 10.1(a) to the S-1 Registration Statement)
10.1(b)	Stock Option Agreement (incorporated by reference to Exhibit 10.1(b) to the S-1 Registration Statement)
10.1(c)	Amendment to Universal Power Group, Inc. 2006 Stock Option Plan
23.1	Consent of Morse, Zelnick, Rose & Lander LLP (included in Exhibit 5.1)
23.2	Consent of KBA Group LLP
24	Power of attorney (included in the signature page to this Registration Statement)

Item 9.    Undertakings.

          (a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on May 8, 2007.

UNIVERSAL POWER GROUP, INC.

By:	/s/ RANDY HARDIN
Name: Randy Hardin
Title: Chief Executive Officer

POWER OF ATTORNEY

          We, the undersigned officers and directors of Universal Power Group, Inc., hereby severally constitute and appoint Randy Hardin, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2007.

Signature	Title

/s/ RANDY HARDIN	Chief Executive Officer (Principal Executive Officer), President and Director
Randy Hardin

/s/ IAN C. EDMONDS	Chief Operating Officer, Executive Vice President and Director
Ian C. Edmonds

/s/ JULIE SANSOM-REESE	Chief Financial Officer (Principal Financial and Accounting Officer) and Treasurer
Julie Sansom-Reese

/s/ WILLIAM (KIM WAH) TAN	Chairman of the Board
William (Kim Wah) Tan

/s/ MIMI TAN	Senior Vice President of Business Development and Marketing and Secretary
Mimi Tan

/s/ LESLIE BERNHARD	Director
Leslie Bernhard

/s/ MARVIN I. HAAS	Director
Marvin I. Haas

/s/ GARLAND P. ASHER	Director
Garland P. Asher

/s/ ROBERT M. GUTKOWSKI	Director
Robert M. Gutkowski